                                  EXHIBIT 23.2
                                  ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ascend Communications, Inc. pertaining to the 1989 Stock Option Plan and the individual Option Agreements Issued by NetStar, Inc. and Assumed by Ascend Communications, Inc. of our report dated January 16, 1996 with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its annual report (Form 10-K) for the year ended December 31, 1995.



                                                           /s/ Ernst & Young LLP


Walnut Creek, California
August 23, 1996

                                       9